UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2010
ATS Medical, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-18062

Minnesota	41-1595629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
3905 Annapolis Lane North, Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)
(763) 552-7736
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
          On April 29, 2010, ATS Medical, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2010, with Medtronic, Inc., a Minnesota corporation (“Medtronic”), and Pilgrim Merger Corporation, a Minnesota corporation and wholly owned subsidiary of Medtronic, pursuant to which Medtronic will acquire all of the outstanding shares of ATS Medical for $4.00 per share in cash, without interest. Pursuant to the Merger Agreement, Medtronic also agreed that it would provide bridge loan financing to the Company and one or more of the Company’s subsidiaries on the terms described in the Merger Agreement (the “Bridge Loan”). On May 21, 2010, the Company and its subsidiaries 3F Therapeutics, Inc. (“3F”) and ATS Acquisition Corp. (“ATS Acquisition”) entered into the agreements described below, providing for the Bridge Loan.
          The Company, 3F and ATS Acquisition (together, the “Borrowers”) delivered a promissory note to Medtronic, dated May 21, 2010, under which the Borrowers may request advances up to $30.0 million from May 21, 2010 until the termination of the Merger Agreement (the “Note”). The maximum permitted advance of $30.0 million was drawn by the Borrowers on May 21, 2010. As permitted under the terms of the Note, the proceeds of this advance will be used (i) to redeem all of the outstanding principal amount of the Company’s 6% Convertible Senior Notes due 2025, plus accrued and unpaid interest, (ii) to repay amounts outstanding of approximately $3.0 million under the Company’s loan agreement with Silicon Valley Bank, and (iii) to finance working capital or, if the Merger Agreement is terminated, for general corporate purposes in the ordinary course of business consistent with past practice.
          Advances under the Note will bear interest at a rate of 10% per annum, payable monthly. All principal and accrued but unpaid interest on the Note will be due and payable in full 24 months following the termination of the Merger Agreement, and an additional payment equal to six percent of the original principal balance of the Note will be due upon final payment of the Note. In addition, if the Merger Agreement is terminated for any reason, the Company is required under the terms of the Note to issue Medtronic a seven-year warrant (the “Warrant”) to purchase, at a per share exercise price of $2.61, a number of shares of the Company’s common stock equal to 4% of the quotient of $30.0 million divided by $2.61, provided that the maximum number of shares issuable pursuant to the Warrant may not exceed that number of shares which is 19.90% of the total number of shares of common stock of the Company outstanding on the date of issuance of such shares. The exercise price and the number of shares purchasable upon exercise of the Warrant will be subject to the anti-dilution adjustments provided for in the Warrant.
           The Note contains certain covenants and restrictions on the Borrowers. Some of these, including a covenant prohibiting the Borrowers from granting liens (other than certain permitted liens) on their intellectual property, apply as soon as amounts are advanced under the Bridge Loan. Other covenants and restrictions will apply only if the Merger Agreement is terminated. These include restrictions on the Borrowers’ ability to incur indebtedness, merge (other than in compliance with the Merger Agreement) or make certain restricted payments, and a financial covenant requiring that the Borrowers have total revenue, as measured at the conclusion of each month, of not less than $14.0 million for the three-month period ended on the last day of such month. The Note also contains events of default, and permits Medtronic to accelerate repayment of amounts outstanding under the Note if certain events of default occur.

          The obligations of the Borrowers under the Note are secured by (i) a security interest in certain “Collateral” of the Borrowers (as described below), as provided in a Security Agreement, dated as of May 21, 2010, executed by the Borrowers in favor of Medtronic (the “Security Agreement”), and (ii) a security interest in the stock of certain foreign subsidiaries of the Company, as provided in a Pledge Agreement, dated as of May 21, 2010, made by the Company to Medtronic (the “Pledge Agreement”). The Collateral subject to the Security Agreement includes all goods, accounts receivable, contract rights or rights to payment of money, leases, license agreements, franchise agreements, commercial tort claims, documents, instruments, chattel paper, cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights, securities and all other investment property, supporting obligations and financial assets of the Borrowers, and certain of their equipment, inventory and general intangibles, whether currently owned or acquired in the future, but excluding intellectual property. The Security Agreement also includes affirmative and negative covenants, including covenants limiting the ability of the Borrowers to sell or grant liens (other than certain permitted liens) with respect to the Collateral and the intellectual property of the Borrowers.
          The foregoing descriptions of the Note (including the form of Warrant attached thereto), Security Agreement and Pledge Agreement are qualified in their entirety by reference to the Note (including the form of Warrant attached thereto), Security Agreement and Pledge Agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     On May 21, 2010, in connection with the execution of the Note described in Item 1.01 above, the Company terminated its existing Loan and Security Agreement, dated as of July 28, 2004 (as amended, the “Loan Agreement”), with Silicon Valley Bank, and paid in full its outstanding obligations under the Loan Agreement. Those obligations included the remaining approximately $2.9 million principal amount of the Company’s $8.6 million term loan incurred in 2007 (the “Term Loan”), plus accrued and unpaid interest, and final payment and prepayment fees of $129,000 and approximately $29,000, respectively, which were required to be paid under the terms of the Loan Agreement. Under the terms of the Term Loan, the Company made monthly payments of interest only from July 2007 through March 2008, and began making monthly payments of principal plus interest effective April 2008 that would have continued until June 2011 had the Term Loan not been prepaid.
     Under the Loan Agreement, all of the Company’s assets were pledged as collateral and the Company was subject to certain financial covenants. In addition, 3F and ATS Acquisition unconditionally guaranteed all of the Company’s obligations under the Loan Agreement pursuant to an Unconditional Guaranty, dated February 29, 2008, executed in favor of Silicon Valley Bank (the “Guaranty”), and the obligations of 3F and ATS Acquisition under the Guaranty were secured by a pledge of substantially all of the assets of 3F and ATS Acquisition pursuant to a Security Agreement, dated February 29, 2008, executed by 3F and ATS Acquisition in favor of Silicon Valley Bank (the “SVB Security Agreement”). Upon the payment in full of the Company’s obligations under the Loan Agreement, all guarantees, security interests and liens granted by the Company, 3F and ATS Acquisition to Silicon Valley Bank as security for the Company’s obligations under the Loan Agreement were terminated and released, and the Guaranty and SVB Security Agreement were themselves terminated. Other than the prepayment fee paid in accordance with the Loan Agreement, there were no termination fees or penalties incurred by the Company, 3F or ATS Acquisition in connection with the termination of the Loan Agreement, the Guaranty and the SVB Security Agreement.
          A copy of the original Loan Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended September 30, 2004. Copies of various amendments to the Loan Agreement were filed as exhibits to Forms 8-K filed by the Company on March 30, 2005, April 3, 2006, August 17, 2006, February 23, 2007, June 25, 2007, March 6, 2008 and July 2, 2008, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and to the Company’s Form 10-Q for the quarterly period ended July 4, 2009. Copies of the Guaranty and the SVB Security Agreement were filed as exhibits to the Form 8-K filed by the Company on March 6, 2008. All of these documents are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 above is incorporated herein by reference. As of May 21, 2010, $30.0 million was outstanding under the Note.
Item 8.01. Other Events.
          On May 21, 2010, the Company called for redemption all of the outstanding $22.4 million aggregate principal amount of its 6% Convertible Senior Notes due 2025 (the “Notes”). The redemption date has been set for June 10, 2010. All Notes outstanding on the redemption date will be redeemed at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Notes are convertible into common stock of the Company at a conversion price of $4.20 per share. Holders who wish to convert their Notes or portions thereof into common stock of the Company must give proper notice to the trustee under the indenture relating to the Notes by the close of business on June 9, 2010, the last business day prior to the redemption date.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Promissory Note, dated May 21, 2010, executed by ATS Medical, Inc., 3F Therapeutics, Inc. and ATS Acquisition Corp. in favor of Medtronic, Inc. (including the form of Warrant issuable under certain circumstances by ATS Medical, Inc. to Medtronic, Inc.)

10.2	Security Agreement, dated May 21, 2010, executed by ATS Medical, Inc., 3F Therapeutics, Inc. and ATS Acquisition Corp. in favor of Medtronic, Inc.

10.3	Pledge Agreement, dated May 21, 2010, made by ATS Medical, Inc. to Medtronic, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ Michael R. Kramer
Michael R. Kramer
Chief Financial Officer

Date: May 21, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Promissory Note, dated May 21, 2010, executed by ATS Medical, Inc., 3F Therapeutics, Inc. and ATS Acquisition Corp. in favor of Medtronic, Inc. (including the form of Warrant issuable under certain circumstances by ATS Medical, Inc. to Medtronic, Inc.)

10.2	Security Agreement, dated May 21, 2010, executed by ATS Medical, Inc., 3F Therapeutics, Inc. and ATS Acquisition Corp. in favor of Medtronic, Inc.

10.3	Pledge Agreement, dated May 21, 2010, made by ATS Medical, Inc. to Medtronic, Inc.